Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Merrimack Pharmaceuticals, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 25th day of January 2024.

Newtyn Management, LLC

By:	/s/ Noah G. Levy
Noah G. Levy, Managing Member

Newtyn Partners, LP

By:	Newtyn Management, LLC
Its:	Investment Manager

By:	/s/ Noah G. Levy
Noah G. Levy, Managing Member

Newtyn TE Partners, LP

By:	Newtyn Management, LLC
Its:	Investment Manager

By:	/s/ Noah G. Levy
Noah G. Levy, Managing Member

Newtyn Capital Partners, LP

By:	Ledo Capital, LLC
Its:	General Partner

By:	/s/ Noah G. Levy
Noah G. Levy, Managing Member

Ledo Capital, LLC

By:	/s/ Noah G. Levy
Noah G. Levy, Managing Member

/s/ Noah G. Levy
Noah G. Levy